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                                                                     EXHIBIT 3.1



                            ARTICLES OF INCORPORATION
                                       OF
                                 MISSION BANCORP

         ONE:  NAME

         The name of the corporation is:

               Mission Bancorp

         TWO:  PURPOSE

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporations Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

         THREE:  AUTHORIZED STOCK

         The corporation is authorized to issue only one class of shares of stock, designated "Common Stock," and the total number of shares which the corporation is authorized to issue is ten million (10,000,000).

         FOUR:  DIRECTOR LIABILITY

         The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         FIVE:  INDEMNIFICATION

         The corporation is authorized to indemnify its agents (as defined from time to time in Section 317 of the California Corporations Code) to the fullest extent permissible under California law. Any amendment, repeal or modification of the provisions of this Article shall not adversely affect any right or protection of an agent of the corporation existing at the time of such amendment, repeal or modification.




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         SIX:  AGENT FOR SERVICE OF PROCESS

         The name and address in this State of this corporation's initial agent for service of process is:

                           Gary Steven Findley
                           1470 North Hundley Street
                           Anaheim, California 92806

         IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, the undersigned, constituting the incorporator of this corporation, has executed these Articles of Incorporation.

Dated:  January 24, 2002



                                             /s/ Gary Steven Findley
                                             -----------------------------------
                                             Gary Steven Findley


         I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.



                                             /s/ Gary Steven Findley
                                             -----------------------------------
                                             Gary Steven Findley




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